                        INVESTMENT SUBADVISORY AGREEMENT
                           GROWTH AND INCOME PORTFOLIO

      THIS AGREEMENT, made as of this 6th day of July, 1999 is between JEFFERSON PILOT INVESTMENT ADVISORY CORPORATION, a Tennessee corporation with offices at One Granite Place, Concord, New Hampshire, 03301 (the "Investment Manager") and Credit Suisse Asset Management, LLC, ("Subadviser") a Delaware limited liability company with offices at 466 Lexington Avenue, New York, New York 10017.

                                   WITNESSETH:

      WHEREAS, Jefferson Pilot Variable Fund, Inc. (the "Fund") is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "Investment Company Act");

      WHEREAS, the Fund issues separate classes or series of stock, each of which represents a separate portfolio of investments;

      WHEREAS, the Fund's shareholders are and will be separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts under which income, gains, losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies and Contracts, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies;

      WHEREAS, the Fund has employed the Investment Manager to act as investment manager of the Portfolio, as set forth in an Investment Management Agreement between the Fund and the Investment Manager dated August 28, 1997, (the "Investment Management Agreement") pursuant to which it was agreed that the Investment Manager may contract with the Subadviser, or other parties for certain investment management services;

      WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act");

      WHEREAS, the Investment Manager desires to retain the Subadviser to render investment management services to the Fund's Growth and Income Portfolio (the "Portfolio") in the manner and on the terms hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained the Investment Manager and the Subadviser hereby agree as follows:

      1. Appointment of the Subadviser. The Investment Manager hereby appoints the Subadviser to act as an investment subadviser for the Portfolio and to manage the investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Directors of the Fund and the terms and conditions of this Agreement. The Subadviser will be an independent contractor and will have no authority to act for or represent the Fund or Investment Manager in any way or otherwise be deemed an agent of the Fund or Investment Manager except as expressly authorized in this Agreement or another writing by the Fund, Investment Manager and the Subadviser. Notwithstanding the foregoing, the Subadviser may execute account documentation, agreements, contracts and other documents as the Subadviser may be requested by brokers, dealers, counterparts and other persons in connection with the Subadviser' s management of the assets of the Portfolio, provided that the Subadviser receives the express agreement and consent of the Investment Manager and/or the Fund's Board of Directors to execute such documentation, agreements, contracts and other documents. In such respect, and only for this limited purpose, the Subadviser shall act as the Investment Manager and/or the Fund's agent and attorney-in-fact.

      2. DUTIES OF THE SUBADVISER. The Subadviser hereby agrees, subject to the supervision of the Investment Manager and the Board of Directors of the Fund, (1) to act as the Subadviser of the Portfolio, (2) to manage the investment and reinvestment of the assets of the Portfolio for the period and on the terms and conditions set forth in this Agreement, and (3) during the term hereof, to render the services and to assume the obligations herein set forth in return for the compensation provided for herein and to bear all expenses of its performance of such services and obligations.

      3.    SERVICES TO BE RENDERED BY THE SUBADVISER TO THE FUND

            A. The Subadviser will manage the investment and reinvestment of the assets of the Portfolio and determine the composition of the assets of the Portfolio, subject always to the direction and control of the Directors of the Fund and the Investment Manager and in accordance with the provisions of the Fund's registration statement, as amended from time to time. In fulfilling its obligations to manage the investment and reinvestment of the assets of the Portfolio, the Subadviser will:

                  (i) obtain and evaluate pertinent economic, statistical, financial, and other information affecting the economy generally and individual companies or industries, the securities of which are included in the Portfolio or are under consideration for inclusion in the Portfolio;

                  (ii) formulate and implement a continuous investment program for the Portfolio (a) consistent with the investment objectives, policies, and restrictions of the Portfolio as stated in the Fund's Agreement and Articles of Incorporation, Bylaws, and such Portfolio's currently effective Prospectus and Statement of Additional Information ("SAI") as amended from time to time, and
(b) in compliance with the requirements applicable to both regulated investment companies and segregated asset accounts under

Subchapters M and L of the Internal Revenue Code of 1986, as amended, and requirements applicable to registered investment companies under applicable laws;

                  (iii) take whatever steps are necessary to implement the investment program for the Portfolio by the purchase and sale of securities and other investments authorized under the Fund's Agreement and Articles of Incorporation, Bylaws, and such Portfolio's currently effective Prospectus and SAI, including the placing of orders for such purchases and sales;

                  (iv) regularly report to the Directors of the Fund and the Investment Manager with respect to the implementation of the investment program and, in addition, provide such statistical information and special reports concerning the Portfolio and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolio, as may reasonably be requested by the Investment Manager or the Directors of the Fund, including attendance at Board of Directors Meetings, as reasonably requested, to present such information and reports to the Board;

                  (v) assist in the determination of the fair value of certain portfolio securities when market quotations are not readily available for the purpose of calculating the Portfolio's net asset value in accordance with procedures and methods established by the Directors of the Fund;

                  (vi) establish appropriate interfaces with the Fund's Investment Manager in order to provide such Investment Manager with all necessary information requested by the Manager.

            B. To facilitate the Subadviser's fulfillment of its obligations under this Agreement, the Investment Manager will undertake the following:

                  (i) the Investment Manager agrees promptly to provide the Subadviser with all amendments or supplements to the Registration Statement, the Fund's Agreement and Articles of Incorporation, and Bylaws;

                  (ii) the Investment Manager agrees, on an ongoing basis, to notify the Subadviser expressly in writing of each change in the fundamental and nonfundamental investment policies of the Portfolio;

                  (iii) the Investment Manager agrees to provide or cause to be provided to the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with its activities pertaining to the Portfolio under this Agreement, including, without limitation, information concerning the Portfolio, its available funds, or funds that may reasonably become available for investment, and information as to the general condition of the Portfolio's affairs;

                  (iv) the Investment Manager agrees to provide or cause to be provided to the Subadviser on an ongoing basis, such information as is reasonably requested by the Subadviser for performance by the Subadviser of its obligations under this Agreement, and the Subadviser shall not be in breach of any term of this Agreement or be deemed to have acted negligently if the Investment Manager fails to provide or cause to be provided such requested information and the Subadviser relies on the information most recently furnished to the Subadviser; and

                  (v) the Investment Manager will promptly provide the Subadviser with any guidelines and procedures applicable to the Subadviser or the Portfolio adopted from time to time by the Board of Directors of the Fund and agrees to promptly provide the Subadviser copies of all amendments thereto.

      C. The Subadviser, at its expense, will furnish: (i) all necessary investment and management facilities and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Portfolio (excluding that necessary for the determination of net asset value and shareholder accounting services). The Subadviser shall not be obligated to pay any expenses of or for the Portfolio not expressly assumed by the Subadviser pursuant to this
Section 3.

      D. The Subadviser will select brokers and dealers to effect all portfolio transactions subject to the conditions set forth herein. The Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolio in accordance with such policies or practices as may be established by the Board of Directors and described in the Fund's currently effective Prospectus and SAI, as amended from time to time. In placing orders for the purchase or sale of investments for the Portfolio, in the name of the Portfolio or its nominees, the Subadviser shall use its best efforts to obtain for the Portfolio the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

      Subject to the appropriate policies and procedures approved by the Board of Directors, the Subadviser may, to the extent authorized by Section 28(e) of the Securities and Exchange Act of 1934, cause the Portfolio to pay a broker or dealer that provides brokerage or research services to the Investment Manager, the Subadviser, or the Portfolio an amount of commissions for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser' s overall responsibilities to the Portfolio or its other advisory clients. To the extent authorized by said Section 28(e) and the Fund's Board of Directors, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the most favorable price and best execution available, the Subadviser may also consider sales of shares of the Fund as a factor in the selection of brokers and dealers.

      E. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in accordance with applicable guidelines approved by the Board of Directors and forwarded to the Subadviser, or, absent any applicable guidelines in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients over time. It is recognized that in some cases this practice may adversely affect the price paid or received by the Portfolio or the size of the position obtainable for, or disposed of by, the Portfolio.

      F. The Subadviser will maintain all accounts, books and records with respect to the Portfolio as are required of an investment adviser of a registered investment company pursuant to the Investment Company Act and Advisers Act and the rules thereunder.

      4. COMPENSATION OF THE SUBADVISER. The Investment Manager will pay the Subadviser, with respect to the Portfolio, the compensation specified in Appendix A to this Agreement. Payments shall be made to the Subadviser by the fifth business day of each month; however, this advisory fee will be calculated on the daily average value of the Portfolio's assets and accrued on a daily basis. Solely for the purpose of determining the promptness of payments, payments shall be considered made upon mailing or wiring pursuant to wiring instructions provided by the Subadviser.

      5. NON-EXCLUSIVITY. The Investment Manager agrees that the services of the Subadviser are not to be deemed exclusive and the Subadviser is free to act as investment manager to various investment companies and as fiduciary for other managed accounts. The Subadviser shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Investment Manager in any way or otherwise be deemed an agent of the Fund or Investment Manager other than in furtherance of its duties and responsibilities as set forth in this Subadvisory Agreement.

      6. BOOKS AND RECORDS. The Subadviser agrees that all books and records which it maintains for the Fund are the Fund's property, and, in the event of termination of this Agreement for any reason, the Subadviser agrees promptly to return to the Fund, free from any claim or retention of rights by the Subadviser, all records relating to the Portfolio. The Subadviser also agrees upon request of the Investment Manager or the Fund, promptly to surrender the books and records to either party or make the book and records available for inspection by representatives of regulatory authorities. In connection with its duties hereunder, the Subadviser further agrees to maintain, prepare and preserve books and records in accordance with the Investment Company Act and rules thereunder, including but not limited to, Rule 3la-1 and 31a-2.

      The Subadviser will use records or information obtained under this Agreement only for the purposes contemplated hereby, and will not disclose such records or information in any manner other than expressly authorized by the Fund, or if disclosure is expressly required by applicable federal or state regulatory authorities or by this Agreement. The Subadviser will furnish any informational reports requested by any state insurance commissioner.

      7. REPRESENTATIONS AND WARRANTIES BY THE INVESTMENT MANAGER AND THE SUBADVISER. The Investment Manager and the Subadviser each hereby represents and warrants to the other that:

            A. it is registered as an investment adviser under the Advisers Act;

            B. it is a corporation or other entity duly organized and validly existing under the laws of its state of incorporation or organization with the power to own and possess its assets and carry on its business as it is now being conducted;

            C. the execution, delivery and performance of this Agreement by such party are within such party's powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of such party for the execution, delivery and performance of this Agreement by such party and such execution, delivery and performance by such party do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) such party's governing instruments and (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon such party; and

            D. the Form ADV of such party previously provided to the other party is a true and complete copy of the form filed with the Securities and Exchange Commissions (the "SEC") and the information contained therein is accurate and complete in all material respects. The Investment Manager acknowledges that it received a copy of the Subadviser's Form ADV more than 48 hours prior to the execution of this Agreement.

The Investment Manager or Subadviser shall promptly notify the other in writing upon becoming aware that any of the foregoing representations and warranties made by such party are no longer true.

      8. REPRESENTATIONS AND WARRANTIES ON BEHALF OF THE FUND AND THE PORTFOLIO. The Investment Manager hereby represents and warrants, on behalf of the Fund and the Portfolio, that:

      A. the Fund is registered as an investment company under the Investment Company Act and the Portfolio's shares are registered under the Securities Act of 1933, as amended (the "Securities Act");

      B. the Fund, on behalf of the Portfolio, has filed a notice of exemption pursuant to Rule 4.5 under the Commodity Exchange Act with the Commodity Futures Trading Commission and the National Futures Association.

The Investment Manager, on behalf of the Fund and Portfolio, shall promptly notify the Subadviser in writing upon becoming aware that any of the foregoing representations and warranties made by such party are no longer true.

      10. LIABILITY. Neither the Subadviser nor any of its affiliates, directors, officers, or employees shall be liable to the Investment Manager, the Fund or any shareholder thereof or any service provider to any Portfolio of the Fund for any loss suffered by the Investment Manager, the Fund or any shareholder thereof or any service provider to any portfolio resulting from its acts or omissions as Subadviser to the Portfolio, except for losses resulting from willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Subadviser or any of its affiliates, directors, officers or employees. The Subadviser, its affiliates, directors, officers or employees shall not be liable to the Investment Manager or the Fund for any loss suffered as a consequence of any action or inaction of other service providers to the Fund, provided such action or inaction of such other service providers to any Portfolio of the Fund is not a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Subadviser under this Agreement.

      11.   INDEMNIFICATIONS.

      A. The Investment Manager shall indemnify the Subadviser and its affiliates, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Fund or any portfolio thereof) (collectively, "Subadviser Related Persons") to the fullest extent permitted by law against any and all loss, damage, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees (collectively "Losses"), incurred by the Subadviser or Subadviser Related Persons arising from or in connection with this Agreement or the performance by the Subadviser or Subadviser Related Persons of its or their duties hereunder so long as such Losses arise out of the Investment Manager's gross negligence, willful misconduct or bad faith, in performing its responsibilities hereunder or under its agreements with the Fund or the gross negligence, willful misconduct or bad faith of any service provided to any portfolio of the Fund, including without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Fund's registration statement, or any amendment thereof or any supplement thereto, or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statement therein not misleading, unless such statement or omission was made in reliance upon written information furnished to the Investment Manager or the Fund by the Subadviser or any Subadviser Related Person specifically for inclusion in the registration statement or any amendment or supplement thereto, except to the extent any such Losses referred to in this paragraph A (i.e., paragraph A.) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Subadviser or a Subadviser Related Person in the performance of any of its duties under, or in connection with, this Agreement.

      B. The Subadviser shall indemnify the Investment Manager and its controlling persons, officers, directors, employees, agents, legal representatives and persons controlled by it (which shall not include the Fund or any Portfolio) (collectively, "Investment Manager Related Persons") to the fullest extent permitted by law against any and all Losses incurred by the Investment Manager or Investment Manager Related Persons arising from or in connection with this Agreement or the performance by the Investment Manager or Investment Manager Related Persons of its or their duties hereunder so long as such Losses arise out of the Subadviser's gross negligence, willfull misconduct or bad faith in performing its responsibilities hereunder, including, without limitation, such Losses arising under any applicable law or that may be based upon any untrue statement of a material fact contained in the Fund's registration statement, or any amendment thereof or any supplement thereto or the omission to state therein a material fact known or which should have been known and was required to be stated therein or necessary to make the statement therein not misleading, provided that such statement or omission was made in reliance upon written information furnished by the Subadviser or Subadviser Related Person to the Investment Manager or the Fund, except to the extent any such Losses referred to in this paragraph B (i.e., paragraph B.) result from willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the Investment Manager or a Investment Manager Related Person in the performance of any of its duties under, or in connection with, this Agreement.

      C. The indemnifications provided in this Section shall survive the termination of this Agreement.

      12. RELIANCE ON DOCUMENTS. The Board of Directors of the Fund or its officers or agent will provide timely information to the Subadviser regarding such matters as purchases and redemptions of shares in the Portfolio, the cash requirements, and cash available for investment in the Portfolio, and all other information as may be reasonably necessary or appropriate in order for the Subadviser to perform its responsibilities hereunder.

      Neither the Fund nor the Investment Manager, nor their respective designees or agents, shall use any material describing or identifying the Subadviser or its affiliates without the prior consent of the Subadviser. Any material utilized by the Fund, the Investment Manager or their respective designees or agents which contain information as to the Subadviser and/or its affiliates shall be submitted to the Subadviser for approval prior to use, not less than five (5) business days before such approval is requested.

      The Investment Manager has herewith furnished the Subadviser copies of the Fund's Prospectus, Articles of Incorporation and By-Laws as currently in effect and agrees during the continuance of the Agreement to furnish the Subadviser copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Subadviser will be entitled to rely on all such documents furnished to it by the Investment Manager or the Fund.

      13. DURATION AND TERMINATION OF THE AGREEMENT. This Subadvisory Agreement shall become effective as of the date first written above and remain in force until July 5, 2001. Thereafter, it shall continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by (a) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities of the Portfolio, and (b) a majority of those directors who are not parties to this Subadvisory Agreement, not interested persons of any party to this Subadvisory Agreement, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated, without the payment of any penalty, by the Board of Directors of the Fund, by a vote of a majority of the outstanding shares of the Portfolio, or by the Investment Manager on sixty days' written notice to the Subadviser, or by the Subadviser on sixty days' written notice to the Fund or the Investment Manager. Termination by the Board of Directors or by the Investment Manager shall be subject to shareholder approval to the extent legally required. This Agreement shall automatically terminate in the event of its assignment or in the event of termination of the Investment Management Agreement.

      14. AMENDMENTS OF THE AGREEMENT. Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to any exemptive relief granted by the Securities and Exchange Commission ("SEC"), this Agreement may be amended by the parties only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of the Portfolio (unless such approval is not required by Section 15 of the Investment Company Act as interpreted by the SEC or its staff) and by the vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval shall be effective with respect to the Portfolio if a majority of the outstanding voting securities of the Portfolio vote to approve the amendment, notwithstanding that amendment may not have been approved by a majority of the outstanding voting securities of any other portfolio affected by the amendment or all the portfolios of the Fund.

      15. DEFINITIONS. The terms "assignment", "interested person", and "majority of the outstanding voting securities", when used in this Agreement, shall have the respective meaning specified under the Investment Company Act and the rules thereunder.

      16. NOTICES. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be given in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

            (a)      If to the Subadviser:
                     Credit Suisse Asset Management, LLC
                     466 Lexington Avenue
                     New York, New York 10017
                     Attn:  General Counsel
                     Facsimile: (212) 878-9357

            (b)     If to the Investment Manager:

                    Jefferson Pilot Investment Advisory Corporation One Granite Place
                    Concord, NH 03301
                    Attn: Ronald Angarella
                    Facsimile (603) 224-1691

      17. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New Hampshire as at the time in effect and the applicable provisions of the Investment Company Act or other federal laws and regulations which may be applicable. To the extent that the applicable law of the State of New Hampshire or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act or other federal laws and regulations which may be applicable, the latter shall control.

      18. USE OF NAME. Neither the Fund nor the Investment Manager or any affiliate, designee or agent thereof shall make reference to or use the name, and any derivative thereof or logo associated with that name, of the Subadviser or any of its clients or affiliates or use any material describing the Subadviser without the prior approval of the Subadviser. Upon termination of this Agreement, the Investment Manager and the Fund shall forthwith cease to use such name (or derivative or logo) as soon as reasonably practicable.

      19. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties with respect to the Portfolio and the Fund with respect to the subject matter contained herein.

      20. HEADINGS. The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof

      21. SEVERABILITY. Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.


                       JEFFERSON PILOT INVESTMENT ADVISORY
                       CORPORATION

ATTEST: /s/ Craig Moreshead           BY: /s/ Ronald R. Angarella

TITLE:  Assistant Secretary           TITLE: President

                       CREDIT SUISSE ASSET MANAGEMENT, LLC

ATTEST:                               BY: [ILLEGIBLE]
        ----------------------------      ------------------------------

TITLE:                                TITLE: [ILLEGIBLE]

                                   SCHEDULE A

                           INVESTMENT SUBADVISORY FEES

-------------------------------------------------------------------------------
          NAME OF PORTFOLIO                    ANNUAL FEE AS A PERCENTAGE OF
                                                  AVERAGE DAILY NET ASSETS
-------------------------------------------------------------------------------
   Money Market Portfolio                      .30% of first     $200 Million
   Massachusetts Financial Services            .25% over         $200 Million
-------------------------------------------------------------------------------
   Growth and Income Portfolio                 .50%
   Warburg Pincus
-------------------------------------------------------------------------------
   World Growth Stock Portfolio                .50% of first     $200 Million
   Templeton Global Advisors Limited           .45% of next      $1.1 Billion
                                               .40% over         $1.3 Billion
   Balanced Portfolio                          .45% of first     $100 Million
   J.P. Morgan Investment Management           .40% of next      $100 Million
                                               .35% over         $200 Million
                                               .30% over         $400 Million
   Emerging Growth Portfolio                   .40%
   Massachusetts Financial Services
   Bond Portfolio                              .35% of first     $200 Million
   Chubb Asset Managers, Inc.                  .30% of next      $1.1 Billion
                                               .25% over         $1.3 Billion
   Gold Stock Portfolio                        .50% of first     $200 Million
   Van Eck Associates Corporation              .45% of next      $1.1 Billion
                                               .40% over         $1.3 Billion
   Domestic Growth Portfolio                   .50% of first     $200 Million
   Pioneering Management Corporation           .45% of next      $1.1 Billion
                                               .40% over         $1.3 Billion
   Capital Growth Portfolio                    .75% of first     $200 Million
   Janus Capital Corporation                   .70% of next      $1.1 Billion
                                               .65% over         $1.3 Billion